Exhibit 99.1

Callaway Golf Company Announces Record First Half 2008 Sales and Earnings

Earnings per share rise 9% for the quarter and 18% for the first 6 months

CARLSBAD, Calif.--(BUSINESS WIRE)--Callaway Golf Company (NYSE:ELY) today announced its financial results for the second quarter and first half ended June 30, 2008, including record sales and earnings for the first half of 2008.

Highlights for the second quarter include:

  Net sales of $366 million, a decrease of 4% versus 2007’s record second quarter sales of $380 million.
  Fully diluted earnings per share of $0.58 (on 63.9 million shares outstanding), an increase of approximately 9% compared to $0.53 (on 69.3 million shares outstanding) in 2007. Fully diluted earnings per share for the second quarter include after-tax charges for gross margin improvement initiatives of $0.05 per share in 2008 and $0.02 per share in 2007.
  Gross profit as a percentage of net sales for the second quarter of 2008 increased to 46.7% from 46.1% in the second quarter of 2007. Excluding the impact of the gross margin initiatives charges, gross profit percentages for the second quarter of 2008 increased 140 basis points to 48.0% versus 46.6% in the second quarter of 2007.
  Operating expenses for the second quarter of 2008 were $110.8 million (or 30% of net sales) compared to $113.0 million (or 30% of net sales) in 2007.
  The Company repurchased 1.5 million shares of stock for $20 million for the quarter at an average price of $13.59 per share.

Highlights for the first six months include:

  Record net sales of $732.5 million, an increase of 2% versus last year’s record of $714.6 million.
  Record fully diluted earnings per share of $1.19 (on 64.4 million shares outstanding), an increase of 18% as compared to $1.01 (on 68.8 million shares outstanding) in 2007. Fully diluted earnings per share for the period include after-tax charges for gross margin improvement initiatives of $0.06 per share in 2008 and $0.03 per share in 2007.
  Gross profit for 2008 was $346.6 million (or 47.3% of net sales) compared to $335.8 million (or 47.0% of net sales) for 2007. Excluding the impact of the gross margin initiatives charges, pro forma gross profit percentages for 2008 would have been 48.1% compared to 47.5% in 2007.
  Operating expenses for 2008 were $221.4 million (or 30% of net sales), compared to $217.9 million (or 30% of net sales) for 2007.

“We’ve reached the halfway point of 2008 and despite the challenging economic conditions in the United States we have delivered record sales and earnings over a strong 2007,” commented George Fellows, President and CEO. “These results speak to the strength of our brands and our international business, which has delivered ahead of expectations and more than offset the softness we have experienced in our U.S. business.”

“We continue to make excellent progress on our gross margin improvement initiatives and are on track to achieve our original two year commitment of $50 to $60 million in savings,” continued Mr. Fellows. “While product mix and to a lesser extent commodity costs will work against us this year, we currently estimate our full year gross margins will still improve at least 100 basis points compared to 2007. In addition, we are on track to achieve our inventory reduction initiatives announced earlier this year.”

Business Outlook

The Company reiterates its full year guidance of $1.145 to $1.165 billion in net sales and pro forma fully diluted earnings per share of $1.08 to $1.18 per share. The Company estimates that its full year net sales will be toward the higher end of the guidance range as it anticipates that it will continue to benefit from foreign currency exchange rates and intends to release some new products on a limited basis during the fourth quarter. Pro forma full year diluted earnings per share are estimated to increase by more than 20% compared to 2007 and to be at the lower end of the guidance range, due to the adverse effect of product mix and commodity costs on 2008 gross margins, as well as additional marketing investment for the new product introductions. The pro forma earnings guidance for 2008 excludes charges of approximately $0.11 per share for the Company’s gross margin initiatives. The Company had previously estimated that the charges for the gross margin initiatives would be approximately $0.08 per share for 2008 but the Company has accelerated the commencement of some of the gross margin initiatives that previously had been planned to start in 2009. As a result of the second quarter share repurchases, the pro forma earnings per share estimates are now based upon an estimated 64.5 million shares.

The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. PDT on Wednesday, August 6, 2008. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 954802.

Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated sales and earnings for 2008, estimated gross margin improvement for 2008, the estimated charges for the Company’s gross margin initiatives, the timing or amount of new product introductions, and anticipated benefits from foreign currency rates, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns including, future changes in foreign currency rates and consumer acceptance and demand for the Company’s products as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the Company’s gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company’s operations without these charges. The Company has provided reconciling information in the text of this press release and in the accompanying schedules.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com.

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$54,974	$49,875
Accounts receivable, net	286,990	112,064
Inventories, net	235,790	253,001
Deferred taxes	41,642	42,219
Income taxes receivable	-	9,232
Other current assets	33,308	30,190
Total current assets	652,704	496,581

Property, plant and equipment, net	134,604	128,036
Intangible assets, net	171,944	173,045
Deferred taxes	25,490	18,885
Other assets	42,950	40,416
	$1,027,692	$856,963

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$138,224	$130,410
Accrued employee compensation and benefits	34,882	44,245
Accrued warranty expense	13,342	12,386
Income taxes payable	16,879	-
Credit facilities	135,000	36,507
Total current liabilities	338,327	223,548

Long-term liabilities	64,366	63,207

Minority interest	2,546	1,978

Shareholders' equity	622,453	568,230
	$1,027,692	$856,963

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	June 30,
	2008		2007

Net sales	$366,029	100%	$380,017	100%
Cost of sales	194,949	53%	204,892	54%
Gross profit	171,080	47%	175,125	46%
Operating expenses:
Selling	80,461	22%	80,910	21%
General and administrative	22,791	6%	24,187	6%
Research and development	7,538	2%	7,907	2%
Total operating expenses	110,790	30%	113,004	30%
Income from operations	60,290	16%	62,121	16%
Other expense, net	(2,600)		(1,891)
Income before income taxes	57,690	16%	60,230	16%
Income tax provision	20,583		23,591
Net income	$37,107	10%	$36,639	10%

Earnings per common share:
Basic	$0.59		$0.54
Diluted	$0.58		$0.53
Weighted-average shares outstanding:
Basic	63,180		67,970
Diluted	63,941		69,274

	Six Months Ended
	June 30,
	2008		2007

Net sales	$732,481	100%	$714,624	100%
Cost of sales	385,867	53%	378,778	53%
Gross profit	346,614	47%	335,846	47%
Operating expenses:
Selling	160,622	22%	156,201	22%
General and administrative	45,279	6%	45,745	6%
Research and development	15,462	2%	15,923	2%
Total operating expenses	221,363	30%	217,869	30%
Income from operations	125,251	17%	117,977	17%
Other expense, net	(1,905)		(3,229)
Income before income taxes	123,346	17%	114,748	16%
Income tax provision	46,573		45,273
Net income	$76,773	10%	$69,475	10%

Earnings per common share:
Basic	$1.21		$1.03
Diluted	$1.19		$1.01
Weighted-average shares outstanding:
Basic	63,538		67,623
Diluted	64,392		68,798

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months
	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$76,773	$69,475
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	19,284	17,600
Deferred taxes	4,130	5,348
Non-cash compensation	2,960	6,527
(Gain) loss on disposal of assets	(438)	61
Changes in assets and liabilities	(150,755)	(66,208)
Net cash (used in) provided by operating activities	(48,046)	32,803

Cash flows from investing activities:
Capital expenditures	(24,213)	(18,439)
Proceeds from sale of capital assets	15	9
Net cash used in investing activities	(24,198)	(18,430)

Cash flows from financing activities:
Issuance of Common Stock	2,767	42,108
Dividends paid, net	(4,526)	(4,757)
Acquisition of Treasury Stock	(20,076)	(28,735)
Net proceeds from (payments on) line of credit	98,441	(24,606)
Other financing activities	(34)	2,963
Net cash provided by (used in) financing activities	76,572	(13,027)

Effect of exchange rate changes on cash and cash equivalents	771	689
Net increase in cash and cash equivalents	5,099	2,035
Cash and cash equivalents at beginning of period	49,875	46,362
Cash and cash equivalents at end of period	$54,974	$48,397

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category
	Quarter Ended					Six Months Ended
	June 30,		Growth/(Decline)			June 30,		Growth/(Decline)
	2008	2007(1)	Dollars	Percent		2008	2007(1)	Dollars	Percent
Net sales:					Net sales:
Woods	$85,992	$113,196	$(27,204)	-24%	Woods	$202,544	$216,261	$(13,717)	-6%
Irons	100,047	97,036	3,011	3%	Irons	196,543	197,136	(593)	0%
Putters	32,934	37,660	(4,726)	-13%	Putters	67,488	66,743	745	1%
Golf balls	74,235	72,415	1,820	3%	Golf balls	132,668	125,963	6,705	5%
Accessories and other	72,821	59,710	13,111	22%	Accessories and other	133,238	108,521	24,717	23%
	$366,029	$380,017	$(13,988)	-4%		$732,481	$714,624	$17,857	2%

(1) Prior periods have been restated to reflect current period classification.
	Net Sales by Region
	Quarter Ended					Six Months Ended
	June 30,		Growth/(Decline)			June 30,		Growth/(Decline)
	2008	2007	Dollars	Percent		2008	2007	Dollars	Percent
Net sales:					Net sales:
United States	$176,077	$204,391	$(28,314)	-14%	United States	$360,456	$388,195	$(27,739)	-7%
Europe	71,824	70,284	1,540	2%	Europe	137,914	126,307	11,607	9%
Japan	46,559	33,847	12,712	38%	Japan	99,899	71,787	28,112	39%
Rest of Asia	22,072	25,645	(3,573)	-14%	Rest of Asia	48,533	48,466	67	0%
Other foreign countries	49,497	45,850	3,647	8%	Other foreign countries	85,679	79,869	5,810	7%
	$366,029	$380,017	$(13,988)	-4%		$732,481	$714,624	$17,857	2%
	Operating Segment Information
	Quarter Ended					Six Months Ended
	June 30,		Growth/(Decline)			June 30,		Growth/(Decline)
	2008	2007(1)	Dollars	Percent		2008	2007(1)	Dollars	Percent
Net sales:					Net sales:
Golf clubs	$291,794	$307,602	$(15,808)	-5%	Golf clubs	$599,813	$588,661	$11,152	2%
Golf balls	74,235	72,415	1,820	3%	Golf balls	132,668	125,963	6,705	5%
	$366,029	$380,017	$(13,988)	-4%		$732,481	$714,624	$17,857	2%

Income before provision for income taxes:
Golf clubs	$67,167	$73,702	$(6,535)	-9%	Golf clubs	$143,366	$139,045	$4,321	3%
Golf balls	8,257	5,751	2,506	44%	Golf balls	12,702	11,479	1,223	11%
Reconciling items (2)	(17,734)	(19,223)	1,489	8%	Reconciling items (2)	(32,722)	(35,776)	3,054	9%
	$57,690	$60,230	$(2,540)	-4%		$123,346	$114,748	$8,598	7%

(1) Prior periods have been reclassified to reflect current period classification.
(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended June 30,			Quarter Ended June 30,
	2008			2007

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported
Net sales	$366,029	$-	$366,029	$380,017	$-	$380,017
Gross profit	175,773	(4,693)	171,080	177,076	(1,951)	175,125
% of sales	48%	n/a	47%	47%	n/a	46%
Operating expenses	110,670	120	110,790	113,004	-	113,004
Income (loss) from operations	65,103	(4,813)	60,290	64,072	(1,951)	62,121
Other expense, net	(2,600)	-	(2,600)	(1,891)	-	(1,891)
Income (loss) before income taxes	62,503	(4,813)	57,690	62,181	(1,951)	60,230
Income tax provision (benefit)	22,436	(1,853)	20,583	24,350	(759)	23,591
Net income (loss)	$40,067	$(2,960)	$37,107	$37,831	$(1,192)	$36,639

Diluted earnings (loss) per share:	$0.63	$(0.05)	$0.58	$0.55	$(0.02)	$0.53
Weighted-average shares outstanding:
	63,941	63,941	63,941	69,274	69,274	69,274
	Six Months Ended June 30,			Six Months Ended June 30,
	2008			2007

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported
Net sales	$732,481	$-	$732,481	$714,624	$-	$714,624
Gross profit	352,402	(5,788)	346,614	339,202	(3,356)	335,846
% of sales	48%	n/a	47%	47%	n/a	47%
Operating expenses	221,243	120	221,363	217,869	-	217,869
Income (loss) from operations	131,159	(5,908)	125,251	121,333	(3,356)	117,977
Other expense, net	(1,905)	-	(1,905)	(3,229)	-	(3,229)
Income (loss) before income taxes	129,254	(5,908)	123,346	118,104	(3,356)	114,748
Income tax provision (benefit)	48,848	(2,275)	46,573	46,586	(1,313)	45,273
Net income (loss)	$80,406	$(3,633)	$76,773	$71,518	$(2,043)	$69,475

Diluted earnings (loss) per share:	$1.25	$(0.06)	$1.19	$1.04	$(0.03)	$1.01
Weighted-average shares outstanding:
	64,392	64,392	64,392	68,798	68,798	68,798
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):

	2008 Trailing Twelve Months EBITDA					2007 Trailing Twelve Months EBITDA
	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2007	2007	2008	2008	Total	2006	2006	2007	2007	Total
Net income (loss)	$1,269	$(16,157)	$39,666	$37,107	$61,885	$(11,916)	$(10,194)	$32,836	$36,639	$47,365
Interest expense (income), net	29	(216)	591	994	1,398	1,132	905	1,677	1,672	5,386
Income tax provision (benefit)	830	(12,415)	25,990	20,583	34,988	(6,075)	(10,948)	21,682	23,591	28,250
Depreciation and amortization expense	9,864	7,862	8,794	10,490	37,010	8,736	8,313	9,009	8,591	34,649
EBITDA	$11,992	$(20,926)	$75,041	$69,174	$135,281	$(8,123)	$(11,924)	$65,204	$70,493	$115,650

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Michele Szynal
(760) 931-1771